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                                                                    Exhibit 21.1

                                    APW Ltd.

Eder Industries, Inc.                                                          Wisconsin
APW North America Inc.                                                         Delaware
         Cambridge Aeroflo, Inc.                                               Massachusetts
         Electronic Solutions                                                  Nevada
         Metal Arts Mfg., Inc.                                                 California
         McLean West Inc.                                                      California
         McLean Midwest Corporation                                            Minnesota
         Zero-East Division / Zero Corp.                                       Massachusetts
         APW Enclosure Systems, Inc.                                           Delaware
         Applied Power Credit Corp.                                            Nevada
         Aspen Motion Technologies Inc.                                        North Carolina
         Precision Fabrication Technologies Inc.                               Indiana
         APW - Erie, Inc.                                                      Pennsylvania
         APW Enclosure Systems Holdings, Inc.                                  Delaware
         APW Enclosure Systems, LP                                             Delaware
APW Wright Line LLC                                                            Delaware
APW Mayville Ltd.                                                              Barbados
         APW Mayville LLC                                                      Delaware
Wright Line Europe BV                                                          Netherlands
         Towerflame Ltd.                                                       UK
             Air Cargo Equipment (UK) Ltd.                                     UK
         APW do Brasil Ltd.                                                    Brazil
         APW Enclosures Ltd. (CFAB)                                            Ireland
              APW Enclosures (Dublin) Ltd.                                     Ireland
              Hoermann Electronics Ltd.                                        Ireland
         APW Products and Systems Holding BV                                   Netherlands
         APW Products and Systems BV                                           Netherlands
              APW Encl. Products and Systems Ltd.                              UK
                APW Encl. Systems Holding Ltd.                                 UK
                    APW Enclosure Systems plc                                  UK
                         High Speed Production (Holdings) Ltd.                 UK
                             APW Enclosure Systems (UK) Ltd.                   UK
                         APW Investments UK Ltd.                               UK
                             APW Holdings (Europe) Ltd.                        UK
                                 APW Netherlands BV                            Netherlands
                                      APW Galway Ltd.                          Ireland
                                 Rubicon Finance Ireland                       Ireland
                             Rubicon Finance Ltd.                              UK
                             APW Holdings (UK) Ltd.                            UK
                Applied Power Ltd.                                             UK
                    APW Electronics Group plc                                  UK
                    APW Electronics Ltd.                                       UK

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
                         Wright Line Ltd.                                      UK
                         APW New Forest Ltd.                                   UK
                    APW Electronics Overseas Investments Ltd.                  UK
                         APW Shanghai Ltd.                                     China
                         APW (Singapore) Pte Ltd.                              Singapore
                         APW Electronics GmbH                                  Germany
                         APW Enclosures S.A.                                   France
                         APW Electronics SrL                                   Italy
                         APW Power Supplies AS                                 Denmark
APW Holding B.V.                                                               Netherlands
     APW Finance Ltd. (Dutch resident)                                         UK
Cipresmad Consultores E Services Ltda. Madiera                                 Portugal
     Cipresmad Hungary Financing LLC                                           Hungary
APW Japan Ltd.                                                                 Japan